UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

STAKOOL, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF STAKOOL, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Stakool, Inc.

1111 Alderman Drive, Suite 210

Alpharetta, Georgia

(770) 521-9826

INFORMATION STATEMENT

October 15, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Stakool, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.00001 per share (the “Common Stock”), of Stakool, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on September 26, 2013, the Company received a unanimous written consent in lieu of a meeting of the holders of Series B Preferred Stock, no par value per share (the “Series B Preferred”). Each share of Series B Preferred has the equivalent of approximately 138,830,404 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there are two holders of Series B Preferred (the “Series B Stockholders” or the “Majority Stockholders”), each holding one (1) share of Series B Preferred, resulting in the Series B Stockholders together holding in the aggregate approximately 80% of the total voting power of all issued and outstanding voting capital of the Company. The Series B Stockholders authorized the following:

●	To change the name of the Company from Stakool, Inc., ticker symbol STKO to Fresh Promise Foods, Inc.; and

●	To reduce the number of authorized shares of Common Stock from four billion (4,000,000,000) to four hundred seventy five million (475,000,000) (the “Authorized Share Decrease”).

On September 26, 2013, the Board of Directors of the Company (the “Board”) approved the Name Change and Authorized Share Decrease and recommended to the Majority Stockholders that they approve the Name Change and Authorized Share Decrease. On September 26, 2013, the Majority Stockholders approved the Name Change and Authorized Share Decrease by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change and Authorized Share Decrease.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about October 15, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Name Change because it will more accurately reflect and represent to the public the business of the Company.

The Board believes the Authorized Share Decrease is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. Accordingly, it is the Board’s opinion that the Authorized Share Decrease would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

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INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about October 15, 2013.

This Information Statement contains a brief summary of the material aspects of the Name Change and Authorized Share Decrease approved by the Board of Stakool, Inc., (the “Company,” “we,” “our,” or “us”) and the holders of Series B Preferred Stock (the “Series B Preferred”), which constitute approximately 80% of the voting capital stock of the Company.

Series B Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series B Preferred were established by the Board (as is permitted under Nevada law and by the Certificate of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series B Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on July 23, 2012, as corrected by a Certificate of Correction that was filed with the Secretary of State of the State of Nevada on August 28, 2012. Among other things, the Certificate of Designation provides that each one share of Series B Preferred has voting rights equal to four times the sum of all shares of common stock issued and outstanding at time of voting, plus all shares of Series C Preferred Stock issued and outstanding at time of voting, divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting. By unanimous written consent of the Board, the Board issued an aggregate of two (2) shares of Series B Preferred, to two individuals (the “Series B Stockholders”). As a result of the voting rights granted to the Series B Preferred, the Series B Stockholders together hold in the aggregate approximately 80% of the total voting power of all issued and outstanding voting capital of the Company.

As of September 26, 2013, there were issued and outstanding (i) 34,630,556 shares of our Common Stock, (ii) zero shares of our Series A Preferred Stock, (iii) 2 shares of our Series B Preferred Stock, and (iv) 308,180 shares of our Series C Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Name Change and Authorized Share Decrease approved by the Board is 173,769,140 (the sum of the votes represented by the issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock). Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 86,884,571 votes, are required to approve the Name Change and Authorized Share Decrease by written consent. The Series B Stockholders, who hold in the aggregate two shares of Series B Preferred Stock, or approximately 80% of the voting equity of the Company, have voted in favor of the Name Change and Authorized Share Decrease, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series B Stockholders, the number of shares of Series B Preferred held by the Series B Stockholders, the total number of votes that the Series B Stockholders voted in favor of the Name Change and Authorized Share Decrease and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

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Name of Series B Stockholder	Number of Shares of Series B Preferred held	Number of Votes held by such Series B Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Joseph Canouse	1	69,415,202	69,415,202	39.9%
Kevin Quirk	1	69,415,202	69,415,202	39.9%

ACTIONS TO BE TAKEN

The Name Change and Authorized Share Decrease will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on November 5, 2013.

NAME CHANGE

REASONS

We believe that changing the name of the Company to Fresh Promise Foods, Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, may not be processed for up to sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

DECREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be decreased from four billion (4,000,000,000) shares to four hundred seventy five million (475,000,000) shares.

PURPOSE AND EFFECT OF DECREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Decrease is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

The Authorized Shares Decrease would not change any of the current rights and privileges of our common stock or its par value and would not impact the total authorized number of shares of our preferred stock or the rights and privileges or par value of our preferred stock. Although the Authorized Shares Decrease would not limit our ability to use shares of our common stock for future corporate purposes (including paying future stock dividends, raising capital through common stock offerings, funding future employee benefit plan obligations and issuing common stock in acquisitions or other strategic transactions), it would decrease the number of authorized shares available for such purposes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 26, 2013, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of September 26, 2013, there were a total of 34,630,556 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party. The column entitled “Percentage of Outstanding Series B Preferred Stock” shows the percentage of total Series B Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 18, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially(1)(2)	% of Outstanding Shares of Common Stock	Number of Shares of Series B Owned	% of Outstanding Series B Preferred Stock

Joseph Canouse	0	0%	1	50%
1111 Alderman Drive Suite 210 Alpharetta, GA 3005

Kevin Quirk	0	0%	1	50%
1111 Alderman Drive Suite 210 Alpharetta, GA 3005

All officers and directors	0	0%	2	100%
as a group (2 persons)

(1)	Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)	Percentage of ownership is based on 34,630,556 shares of common stock outstanding as of September 26, 2013 plus each person’s options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days as of September 26, 2013 are deemed outstanding for computing the percentage of that person and the group.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012, as filed with the Commission on April 16, 2013 and April 19, 2013, respectively;

(2)	The Company’s current reports on Form 8-K, as filed with the Commission on April 24, 2013 and July 23, 2013; and

(3)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as filed with the Commission on May 23, 2013 and August 14, 2013, respectively.

You may request a copy of these filings, at no cost, by writing Stakool, Inc. 1111 Alderman Drive, Suite 210, Alpharetta, Georgia 30005 or telephoning the Company at (770) 521-9826. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1111 Alderman Drive, Suite 210, Alpharetta, Georgia 30005, telephone: (770) 521-9826.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Kevin P. Quirk
Kevin P. Quirk
Principal Executive Officer

Dated: October 15, 2013

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